                                  EXHIBIT 25.2

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                                 ---------------

                                    FORM T-1
                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                                 ---------------
                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                SECTION 305(b)(2)
                                 ---------------

                               MARINE MIDLAND BANK
               (Exact name of trustee as specified in its charter)

              New York                                   16-1057879
              (Jurisdiction of incorporation         (I.R.S. Employer
               or organization if not a U.S.        Identification No.)
               national bank)

              140 Broadway, New York, N.Y.          10005-1180
              (212) 658-1000                        (Zip Code)
              (Address of principal executive offices)

                          INTERNATIONAL CONTROLS CORP.
               (Exact name of obligor as specified in its charter)

              Florida                                54-0698116
              (State or other jurisdiction           (I.R.S. Employer
              of incorporation or organization)      Identification No.)

              2016 North Pitcher Street
              Kalamazoo, Michigan                         49007
              (616) 343-6121
              (Address of principal executive offices)  (Zip Code)

                      % Senior Subordinated Notes due 2004
                         (Title of Indenture Securities)

                                     General
Item 1. GENERAL INFORMATION.

              Furnish the following information as to the trustee:

       (a) Name and address of each examining or supervisory authority to which it is subject.

              State of New York Banking Department.

              Federal Deposit Insurance Corporation, Washington, D.C.

              Board of Governors of the Federal Reserve System,
              Washington, D.C.

       (b) Whether it is authorized to exercise corporate trust powers.

                   Yes.

Item 2. AFFILIATIONS WITH OBLIGOR.

              If the obligor is an affiliate of the trustee, describe each such affiliation.

                   None

Item 16.  LIST OF EXHIBITS.


Exhibit
- -------

T1A(i)                                  *    --   Copy of the Organization
                                                  Certificate of Marine Midland
                                                  Bank.

T1A(ii)                                 *    --   Certificate of the State of
                                                  New York Banking Department
                                                  dated December 31, 1993 as to
                                                  the authority of Marine
                                                  Midland Bank to commence
                                                  business.

T1A(iii)                                     --   Not applicable.

T1A(iv)                                 *    --   Copy of the existing By-Laws
                                                  of Marine Midland Bank as
                                                  adopted on January 20, 1994.

T1A(v)                                       --   Not applicable.

T1A(vi)                                 *    --   Consent of Marine Midland Bank
                                                  required by Section 321(b) of
                                                  the Trust Indenture Act of
                                                  1939.

T1A(vii)                                     --   Copy of the latest report of
                                                  condition of the trustee
                                                  (March 31, 1994), published
                                                  pursuant to law or the
                                                  requirement of its supervisory
                                                  or examining authority.

T1A(viii)                                    --   Not applicable.

T1A(ix)                                      --   Not applicable.


     * Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                    SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 7th day of June , 1994.



                                                  MARINE MIDLAND BANK


                                                  By:/s/ Peter S. Wolfrath
                                                     --------------------------
                                                  Peter S. Wolfrath
                                                  Assistant Vice President

                                                                Exhibit T1A(vii)

REPORT OF CONDITION

Consolidated Report of Condi-
tion of Marine Midland Bank of
Buffalo, New York and Foreign
and Domestic Subsidiaries, a
member of the Federal Reserve
System, at the close of business
on March 31,1994, pub-
lished in accordance with a call
made by the Federal Reserve
Bank of this District pursuant to
the provisions of the Federal
Reserve Act.
(Dollar Amounts in
Thousands)
ASSETS

                                0
   from depositary institu-
   tions:
   Noninterest-bearing
   balances and currency
   and coin.............................                              $654,847
   Interest-bearing bal-
   ances...............................                              1,652,505
Securities:
   Held-to-maturity
   securities...........................                             1,766,401
   Available-for-sale
   securities...........................                                41,769
Federal funds sold and
   securities purchased
   under agreements to
   resell in domestic of-
   fices of the bank and of
   its Edge and Agree-
   ment subsidiaries, and
   in IBF's
   Federal funds sold...............................                    66,000
   Securities purchased
   under agreements to
   resell............................................                  493,541
Loans and lease financing
   receivables:
   Loans and leases, net
   of unearned
   income.........................                 10,181,278
   LESS: Allowance for
   loan and lease
   losses.........................                    342,271
   LESS: Allocated
   transfer risk
   reserve........................                          0
Loans and lease, net of
   unearned income, al-
   lowance, and reserve..............................                9,839,007
Assets held in trading ac-
   counts............................................                1,494,020
Premises and fixed assets
   (including capitalized
   leases)...........................................                  186,463
Other real estate owned..............................                  118,747
Investments in unconsoli-
   dated subsidiaries and
   associated companies..............................                        0
Customers' liability to this
   bank on acceptances
   outstanding.......................................                   17,055
 Intangible assets...................................                   67,022
Other assets.........................................                  437,953

Total assets.........................................               16,835,330


LIABILITIES

Deposits:
   In domestic
   offices...........................................               12,231,288
   Noninterest-
   bearing........................                  3,020,414
   Interest-
   bearing........................                  9,210,874
In foreign offices, Edge
   and Agreement Subsid-
   iaries, and IBF's.................................                1,143,633
   Noninterest-
   bearing........................                          0
   Interest-
   bearing........................                  1,143,633
Federal funds purchased
   securities sold un-
   der agreements to re-
   purchase in domestic
   offices of the bank and
   of its Edge and Agree-
   ment subsidiaries, and
   in IBF's
   Federal funds purchased...........................                  790,500
   Securities sold under
   agreements to repur-
   chase.............................................                  199,290

Demand notes issued to
   the U.S. Treasury.................................                  300,000
Trading Liabilities.....................                                88,811
Other borrowed money:
   With original maturity
   of one year or less..................                                64,734
   With original maturity
   of more than one year................                                     0
Mortgage indebtedness
   and obligations under
   capitalized leases................................                   41,237
Bank's liability on accep-
   tances executed and
   outstanding.......................................                   18,486
Subordinated notes and
   debentures........................................                  225,000
Other liabilities....................................                  368,487

Total
   Liabilities.......................................               15,471,466
Limited-Life preferred
   stock and related sur-
   plus..............................................                        0
EQUITY CAPITAL
Perpetual preferred stock
   and related surplus...............................                        0
Common Stock.........................................                  185,000
Surplus..............................................                1,182,745
Undivided profits and
   capital reserves..................................                   (3,881)

LESS: Net unrealized loss
   on marketable equity
   securities........................................                        0
Cumulative foreign cur-
   rency translation ad-
   justments.........................................                        0
Total equity capital.................................                1,363,864


Total
   Liabilities, limited-life
   preferred stock and eq-
   uity capital.....................................                16,835,330



I, Gerald A. Ronning, Executive Vice
President & Controller of the above-
named bank do hereby declare that
this Report of Condition has been pre-
pared in conformance with the instruc-
tions issued by the Board of Governors
of the Federal Reserve System and is
true to the best of my knowledge and
belief.
         GERALD A. RONNING
We the undersigned directors, attest
to the correctness of this Report of
Condition and declare that it has been
examined by us and to the best of our
knowledge and belief has been pre-
pared in conformance with the instruc-
tions issued by the Board of Governors
of the Federal Reserve System and is
true and correct.

                   James H. Cleave
                  Northrup R. Knox
                        Aman Mehta